                                                                    EXHIBIT 4.3
                                    FORM OF

                               WARRANT AGREEMENT

                  To Purchase _________ Shares of Common Stock
                          Dated as of January 1, 2000

                              DEMANDSTAR.COM, INC.
                             a Florida Corporation

                          Issue Date: January 1, 2000

         THIS CERTIFIES THAT, [NAME OF HOLDER] ("Warrant Holder"), with an address at _____________________________________, is entitled, upon the terms and subject to the conditions of this Warrant Agreement (the "Warrant Agreement"), to warrants granting the right to subscribe for and purchase fully-paid and non-assessable shares of common stock, par value $.0001 per share (the "Common Stock"), of DemandStar.com, Inc., a Florida corporation (the "Company").

         1. ISSUANCE OF WARRANTS. On the Issue Date, the Company will issue to the Warrant Holder warrants (the "Warrants") to acquire __________ shares of the Common Stock (the " Warrant Shares") on the terms and conditions set forth herein.

         2. EXERCISE PRICE. The Warrants shall have an exercise price of $2.00 per share of Common Stock, as adjusted pursuant to the provisions of
Section 8 of this Warrant Agreement (the "Exercise Price").

         3.    VESTING AND TERM.

              (a) Vesting. Except as otherwise provided for herein, the term of the Warrants and the right to purchase Warrant Shares as granted herein shall automatically vest on the Issue Date.

              (b) Term. Warrants may be exercised at any time and from time to time up to 5:00 p.m., Eastern Standard Time, on the second anniversary of the Issue Date (the "Expiration Date").

         4.   EXERCISE OF WARRANTS.

              (a) Exercise. The Warrants and the purchase rights represented thereby are exercisable by the Warrant Holder, in whole or in part, at any time after they vest until 5:00 p.m., Eastern Standard Time, on the Expiration Date in accordance with the procedures set forth in Section 4(b) below. Upon receipt of the items required under Section 4(b) and the Warrant Holder's fulfillment of the other terms of Section 4(b), the Company shall issue to the Warrant Holder a certificate for the number of shares of Common Stock purchased. The Warrant Holder, upon exercise of the Warrants, shall be deemed to have become the holder of the Warrant Shares represented thereby (and such Warrant Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which the Warrants are exercised. In the event of any exercise of the rights represented by the Warrants, certificates for the Warrant Shares so purchased shall be delivered to the Warrant Holder as soon as practical and in any event within ten (10) business days after receipt of such notice and, unless the Warrants have been fully exercised or expired, new Warrants representing the remaining portion of the Warrants and the underlying Warrant Shares, if any, with respect to which this Warrant Agreement shall not then have been exercised shall also be issued to the Warrant Holder as soon as possible and in any event within such ten (10) day period.

              (b) Method of Exercise. The Warrants may be exercised, at the election of the Warrant Holder, by the tender of the Notice of Exercise in the form attached hereto as Exhibit A (the "Notice of Exercise") and the surrender of the Warrants at the principal office of the Company and by the payment to the Company, by check, cancellation of indebtedness or other form of payment acceptable to the Company, of an amount equal to the then applicable Exercise Price per share multiplied by the number of Warrant Shares then being purchased. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising the Warrants for cash, the Warrant Holder may elect to receive Warrant Shares equal to the value (as determined below) of the Warrants (or portion thereof being canceled) by surrender of the Warrants at the principal office of the Company together with the duly executed Notice of Exercise in which event the Company shall issue to the Warrant Holder a number of shares of the Common Stock computed using the following formula:

                                   X= Y (A-B)
                                      -------
                                         A

              WHERE X= the number of shares of Common Stock to be issued to the Warrant Holder;

              Y= the number of shares of the Common Stock purchasable under the Warrants or, if only a portion of the Warrants is being exercised, the portion of the Warrants being canceled (at the date of such calculation);

              A= the fair market value of one share of the Company's Common Stock (at the date of such calculation); and

              B= Exercise Price (at the date of such calculation).

For purposes of this Section 4(b), fair market value means, with respect to Common Stock, awards or other property, as of a particular date, (i) if the Common Stock is listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal such national securities exchange on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if the Common Stock is not so listed, but is quoted in the Nasdaq National Market System, the closing sales price per share of Common Stock on the Nasdaq National Market System on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported,
(iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by Nasdaq, or, if not reported by Nasdaq, by the National Quotation Bureau, Inc., (iv) if the date on which shares of Common Stock are first issued and sold pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission, the initial public offering price of the shares so issued and sold, as set forth in the first final prospectus used in such offering and (v) if such date is prior to the date of the initial public offering, the price shall be as determined by the Board to be the fair market value.

         5. RESERVATION OF WARRANT SHARES. The Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights to purchase the Warrant Shares represented by the Warrants as provided in this Warrant Agreement. All of the Warrant Shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable, and free and clear of all preemptive rights.

         6. NO FRACTIONAL WARRANT SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of a Warrant.

         7. NO RIGHTS AS SHAREHOLDER. Neither the Warrants nor this Warrant Agreement shall entitle the Warrant Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise of the Warrant.

         8. ADJUSTMENT RIGHTS. The Exercise Price and the number of shares of Common Stock purchasable under the Warrants issued hereunder are subject to adjustment from time to time, as follows:

              (a) Merger. If at any time there shall be a merger or consolidation of the Company with or into another corporation when the Company is not the surviving corporation, then, as part of such merger or consolidation, lawful provision shall be made so that the Warrant Holder shall thereafter be entitled to receive upon exercise of the Warrants, during the period specified herein and upon payment of the aggregate Exercise Price due therefor, the number of shares of stock or other securities or property of the successor corporation resulting from such merger or consolidation, to which a holder of the stock deliverable upon exercise of the Warrants issued pursuant to this Warrant Agreement would have been entitled in such merger or consolidation if such Warrants had been exercised immediately before such merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant Agreement with respect to the rights and interests of the Warrant Holder after the merger or consolidation. The Company will not effect any such merger or consolidation unless, prior to the consummation thereof, the successor corporation shall assume, by written instrument reasonably satisfactory in form and substance to the Warrant Holder, the obligations of the Company under the Warrants and this Warrant Agreement.

              (b) Reclassification, Etc. If the Company at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the securities which may then be purchased under the Warrants into the same or a different number of securities of any other class or classes, then the Warrants shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the Warrants immediately prior to such subdivision, combination, reclassification or other change.

              (c) Split, Subdivision or Combination of Warrant Shares. If the Company at any time shall split or subdivide its Common Stock, the Exercise Price shall be proportionately decreased and the number of Warrant Shares issuable pursuant to the Warrants shall be proportionately increased. If the Company at any time shall combine or reverse split its Common Stock, the Exercise Price shall be proportionately increased and the number of Warrant Shares issuable pursuant to the Warrants shall be proportionately decreased. The adjustment shall be such as will give the Warrant Holder upon exercise for the same aggregate Exercise Price the total number, class and kind of shares as the Warrant Holder would have owned had the Warrants been exercised prior to the event and had the Warrant Holder continued to hold such shares until after the event requiring adjustment under this Section 8(c).

              (d) Stock Dividends. If the Company at any time shall pay a dividend payable in Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend. The Warrants shall thereafter entitle their respective holders to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest whole share) obtained by multiplying (x) the Exercise Price in effect immediately prior to such adjustment by (y) the number of shares of Common Stock issuable upon the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

              (e) Other Changes. If any change in the outstanding Common Stock or any other event occurs as to which the other provisions of this Section 8 are not strictly applicable or if strictly applicable, would not fairly protect the purchase rights of the Warrant Holder in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number of and class of shares available under the Warrants, the Exercise Price or the application of such provisions, so all adjustments shall be made so that the holders of the Warrant shall not be adversely affected by such transaction. The adjustment shall be such as will give the Warrant Holder upon exercise for the same aggregate Exercise Price the total number, class and kind of shares as the Warrant Holder would have owned had the Warrants been exercised prior to the event and had the Warrant Holder continued to hold such shares until after the event requiring adjustment.

              (f) Notice of Adjustments; Notices. Whenever the Exercise Price or number or kind of securities purchasable under the Warrants shall be adjusted pursuant to Section 8 hereof, the Company shall issue a certificate signed by its Chief Executive Officer President or Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and the kind and number of securities purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Warrant Holder. The Company shall give written notice to the Warrant Holder at least ten (10) business days prior to the date on which the Company closes its books or takes a record for determining rights to receive any dividends or distributions. The Company shall also give written notice to the Warrant Holder at least thirty (30) business days prior to the date on which a merger or consolidation of the Company with or into another corporation when the Company is not the surviving corporation shall take place.

              (g) No Change of Warrant Necessary. Irrespective of any adjustment in the Exercise Price or in the number or kind of securities issuable upon exercise of the Warrants, unless the Warrant Holder otherwise requests, the Warrants and this Warrant Agreement may continue to express the same price and number and kind of shares of Common Stock as are stated in this Warrant Agreement as initially executed.

         9. REDEMPTION. The Warrants represented by this Warrant Agreement are not redeemable by the Company at any time.

        10. COMPLIANCE WITH SECURITIES ACT; TRANSFERABILITY OF WARRANT AND WARRANT SHARES.

              (a) Compliance with Securities Act. The Warrant Holder, by acceptance hereof, agrees that the Warrants, and the securities to be issued upon exercise of the Warrants, are being acquired for investment and that such Warrant Holder will not offer, sell or otherwise dispose of the Warrants or any securities to be issued upon exercise of the Warrants except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws. The Warrants and all securities issued upon exercise of the Warrants (unless registered under) the Securities Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

              "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD OR OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS SUCH REGISTRATION IS NOT REQUIRED TO EFFECTUATE SUCH TRANSACTION, AND IF REASONABLY REQUESTED BY THE COMPANY, THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO THAT EFFECT."

              (b) Transfer. Subject to the provisions of the Securities Act and any applicable state securities laws, the Warrants and any related rights hereunder may be sold, transferred, pledged or otherwise disposed of, in whole or in part, to any person. Any transfer or sale or attempted transfer or sale of rights under this Warrant Agreement or any of the Warrants in violation of any provision of this Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of the Warrant as the owner of the Warrant or any other rights related to this Agreement for any purpose.

              (c) Exchange, Transfer, Assignment or Loss of Warrants. The Warrants cannot be exchanged, transferred or assigned otherwise than in accordance with the provisions of this Agreement. If the provisions of this Agreement are complied with, upon surrender of the Warrants to the Company with the Assignment Form annexed hereto as Exhibit B duly executed, and funds sufficient to pay any transfer tax, the

Company shall, without charge, execute and issue a new Warrant in the name of the heir, devisee or assignee named in such instrument of assignment and the assigned Warrant shall promptly be canceled.

        11. RESTRICTED SECURITIES. The Warrant Holder understands that the Warrants hereunder are exempt pursuant to Section 4(2) of the Securities Act based on the representations of the Warrant Holder set forth herein. The Warrant Holder also understands that if the securities issued pursuant to the exercise of Warrants have not been registered under the Securities Act as of their issue, they will be issued pursuant to the same exemption. The Warrant Holder represents that it is experienced in evaluating companies such as the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to suffer the total loss of the investment. The Warrant Holder further represents that it has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of this Agreement, the Warrants the shares, the business of the Company, and to obtain additional information to such Warrant Holder's satisfaction. The Warrant Holder is an "Accredited Investor" within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.

        12.   REGISTRATION RIGHTS.

              (a) Certain Definitions. As used in this Section 12, the following terms shall have the following respective meanings:

                  (i) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  (ii) "Holder" shall mean any holder of outstanding Registrable Securities.

                  (iii) The terms "Register", "Registered" and "Registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act ("Registration Statement"), and the declaration or ordering by the Commission of the effectiveness of such Registration Statement.

                  (iv) "Registrable Securities" shall mean the Warrant Shares so long as certificates representing the same are required to bear the restrictive legend set forth in Section 10.

                  (v) "Registration Expenses" shall mean all expenses incurred by the Company in complying with Section 12, including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such Registration.

                  (vi) "Restriction Termination Date' shall mean, with respect to any Registrable Securities, the earliest of (A) the date that such Registrable Securities shall have been registered and sold or otherwise disposed of in accordance with the intended method of distribution by the seller or sellers thereof set forth in the registration statement covering such Registrable Securities or transferred in compliance with Rule 144, (B) the date that an opinion of counsel to the Company (reasonably satisfactory in both form and substance to the Company) containing reasonable assumptions shall have been rendered to the effect that neither the legend nor the restrictions on transfer contained in this agreement are required to insure compliance with the Securities Act and, based upon such opinion, the legend referred to in Section 10 shall have been removed and (C) the date as of which the Company shall have notified the Holder of such Registrable Securities in writing that it has determined that such Registrable Securities may be sold pursuant to Rule 144 (or any successor provision) without restriction under Rule 144(e) thereof, and, based upon such determination, the legend shall have been removed.

                  (vii) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement.

              (b) Company Registration. If (but without any obligation to do so) the Company proposes to Register at any time prior to the Restriction Termination Date (including for this purpose a Registration effected by the Company for shareholders other than the Holder) any of its stock or other securities under the Securities Act in connection with the underwritten public offering of such securities solely for cash (other than a Registration of securities in connection with mergers, acquisitions, exchange offers, distributions to the Company's shareholders, or stock option or other employee benefit plans or a Registration in any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at each such time, promptly give Holder written notice of such Registration. Upon the written request of Holder given within fifteen (15) days after mailing of such notice by the Company, the Company shall, subject to the following provisions, use all reasonable efforts to cause to be included in such Registration all of the Registrable Securities that Holder has requested to be included.

              The Company shall not be required under this Subsection 12(b) to include any of the Holder's securities in an underwritten offering of the Company's securities unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the managing underwriters, interfere with the successful marketing of the offering by the Company.

              (c) Blue Sky. In the event of any Registration pursuant to this
Section 12, the Company will exercise its best efforts to Register and qualify the Registrable Securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders for the distribution of such securities; provided, however, that the Company shall not be required to qualify to do business, to file a general consent to service of process or to subject itself to taxation in any state or jurisdiction in which it is not now qualified. The Company will furnish to the Holder written advice of its counsel with respect to registration or exemption of such Registrable Securities in such jurisdictions.

              (d) Expenses of Registration. All Registration Expenses incurred in connection with a Registration pursuant to Subsection 12(b) shall be borne by the Company. All Selling Expenses associated with the sale of Registrable Securities attributable to Holder shall be borne by the Holder.

              (e) Registration Procedures.

                  (i) Advice by Company. The Company will keep the Holder advised as to the initiation and completion of such Registration. At its expense the Company will (A) use its best efforts to keep such Registration effective until the earlier of the date on which the Holder has completed the distribution described in the Registration Statement or the Restriction Termination Date with respect to such Securities; and (B) furnish such number of prospectuses (including preliminary prospectuses) and other documents as the Holder from time to time may reasonably request.

                  (ii) Amendments. The Company will promptly prepare and file with the Commission such amendments and prospectus supplements, including post-effective amendments, to the Registration Statement as the Company determines may be necessary or appropriate, and use its best efforts to have such post-effective amendments declared effective as promptly as practicable; cause the related prospectus to be supplemented by any prospectus supplement, and as so supplemented, to be filed with the Commission; and notify the Holder of any securities included in such Registration Statement and the underwriter thereof, if any, promptly when a prospectus, any prospectus supplement or post-effective amendment must be filed or has been filed and, with respect to any post-effective amendment, when the same has become effective.

                  (iii) Underwritten Offerings. At the request of the Holder requesting Registration of Registrable Securities pursuant to this Section 12, on the date that such Registrable Securities are delivered to the underwriters for sale pursuant to such Registration in an underwritten offering pursuant to Subsection 12(b), the Company will (A) furnish (i) an opinion, dated as of such date, of the independent counsel representing the Company for the purposes of such Registration, addressed to the underwriter, in a customary form and covering matters of the type customarily covered in such legal opinions; and
(ii) a comfort letter dated as of such date, from the independent certified public accountants of the Company addressed to the underwriter in a customary form and covering matters of the type customarily covered by such comfort letters; such opinion of counsel shall additionally cover such other legal matters with respect to the Registration in respect of which such opinion is being given as such underwriter may reasonably request and such letter from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five (5) business days prior to the date of such letter) with respect to the Registration in respect of which such letter is being given as such underwriter may reasonably request; and (B) with such Holder, enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

              (f) Information Furnished by Holder. It shall be a condition precedent to the Company's obligations under this Agreement that the Holder furnish to the Company in writing such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request.

              (g) Holders' Indemnification of Company. Holder will, if Registrable Securities held by Holder are included in the Securities as to which a Registration is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement or related prospectus, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Company, such directors, officers, partners, persons, underwriters or control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement or prospectus in reliance upon and in conformity with written information furnished to the Company by Holder and stated to be specifically for use in connection with the offering of Securities of the Company.

              (h) Transfer of Rights. As defined herein, the term Transfer shall mean any sale, hypothecation, transfer or other disposition of Registrable Securities or any interest therein other than a sale registered under a Registration Statement. The right to cause the Company to Register Registrable Securities granted by the Company to Holder under this Section 12 may not be assigned by Holder to any transferee of the Warrants or the Warrant Shares.

        13.   MISCELLANEOUS.

              (a) No Consequential Damages. No party hereto shall be entitled to consequential damages as a result of any breach of a covenant, representation or warranty contained herein.

              (b) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

                  (i)   if to the Company, to:

                        DemandStar.com, Inc.
                        1551 Sandspur Road
                        Suite B
                        Maitland, Florida 32751

                  (ii)  if to the Warrant Holder, to:

                        ____________________________________

                        ____________________________________

                        ____________________________________

              All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

              (c) Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Warrant Holder and the Company and their respective successors and permitted assigns. No person, other than the Warrant Holder and the Company and their respective successors and permitted assigns, is intended to be a beneficiary of this Agreement.

              (d) Amendment and Waiver.

                  (i) No failure or delay on the part of the Company, or the Warrant Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company and the Warrant Holder at law, in equity or otherwise.

                  (ii) Any amendment, supplement or modification of or to any provision of this Warrant Agreement, any waiver of any provision of this Warrant Agreement, and any consent to any departure by the Company or the Warrant Holder from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by the Company and the Warrant Holder.

              (e) Counterparts. This Warrant Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

              (f) Headings. The headings in this Warrant Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

              (g) Governing Law. This Warrant Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the principles of conflicts of law of any jurisdiction.

              (h) Venue. Any action or proceeding involving the parties hereto shall be adjudicated in a court located in Orange County, Florida. The parties hereto hereby irrevocably consent to the jurisdiction and venue of such courts.

              (i) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

              (j) Entire Agreement. This Warrant Agreement and the Warrants and exhibits and schedules hereto is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of he subject matter contained herein. This Warrant Agreement and the Warrants, together with the exhibits and schedules hereto, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

              (k) Charges; Taxes and Expenses. Issuance of certificates for securities upon the exercise of the Warrants shall be made without charge to the Warrant Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

              (l) Saturdays, Sundays, Holidays, Etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or a legal holiday.

              (m) Lost Warrants. The Company covenants to the Warrant Holder that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Agreement and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of the last Warrant on this Warrant Agreement, the Company will make and deliver a new Warrant or Warrant Agreement, as applicable, of like tenor, in lieu of the lost, stolen, destroyed or mutilated document.

              (n) Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other person, and otherwise fulfilling, or causing the fulfillment of, the various obligations made herein, as may be reasonably required or desirable to carry out or to perform the provisions of this Warrant Agreement and to consummate and make effective as promptly as possible the transactions contemplated by this Warrant Agreement.

         IN WITNESS WHEREOF, this Warrant Agreement has been duly executed and delivered by the authorized individuals of each of the undersigned.


                                    DEMANDSTAR.COM, INC.


                                    By:
                                       -----------------------------------------
                                    Name:  O. F. Ramos
                                    Title: President and Chief Executive Officer


                                    [NAME OF WARRANT HOLDER]


                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:

                                   EXHIBIT A

                               NOTICE OF EXERCISE


To: DemandStar.com, Inc.


         1. The undersigned hereby elects to purchase __________ shares of the Common Stock of DemandStar.com, Inc. in accordance with the Warrants issued pursuant to the Warrant Agreement, dated as of December 21, 1999, by and between DemandStar.com, Inc. and the undersigned, and tenders herewith payment of the purchase price of such shares in full.

         2. Please issue a certificate or certificates representing said shares in the name of the undersigned.


                                             By:
                                                -------------------------------

                                             (Print Name of Signatory)


Date:

                                   EXHIBIT B

                                ASSIGNMENT FORM


TO: DemandStar.com, Inc.


         The undersigned hereby assigns and transfers unto _____________________ of ______________________________ (please typewrite or print in block letters) the right to purchase ____________ shares of the common stock of DemandStar.com, Inc. subject to the Warrant Agreement, dated as of December 21, 1999, by and between DemandStar.com, Inc. and the undersigned (the "Warrant Agreement").

         This assignment complies with the provisions of Section 10(c) of the Warrant Agreement and is accompanied by funds sufficient to pay all applicable transfer taxes.


                                             By:
                                                -------------------------------

                                             (Print Name of Signatory)


Date:


















                                      B-1